EXHIBIT 32
CERTIFICATION PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350
     The undersigned, Remo Reale, is an authorized officer of The Bank of New York, the trustee of BP Prudhoe Bay Royalty Trust (the “registrant”).
     This statement is being furnished in connection with the filing by the registrant of the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2006 (the “Report”).
     By execution of this statement, I certify that:
(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of the dates and for the periods covered by the Report.
Date: March 1, 2007

By:	/s/ Remo Reale
Remo Reale
Vice President